
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements for the quarter ended March 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       4,792,066
<SECURITIES>                                 4,318,582
<RECEIVABLES>                                  481,867<F1>
<ALLOWANCES>                                        0
<INVENTORY>                                         0
<CURRENT-ASSETS>                               137,761
<PP&E>                                      46,250,879
<DEPRECIATION>                            (17,840,903)
<TOTAL-ASSETS>                              38,140,252
<CURRENT-LIABILITIES>                        1,396,471
<BONDS>                                             0
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<COMMON>                                    36,743,781<F2>
<OTHER-SE>                                          0
<TOTAL-LIABILITY-AND-EQUITY>                38,140,252
<SALES>                                              0
<TOTAL-REVENUES>                             1,604,329<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,327,209<F4>
<LOSS-PROVISION>                                      0
<INTEREST-EXPENSE>                                  0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                            0
<NET-INCOME>                                   277,120<F5>
<EPS-PRIMARY>                                        0<F5>
<EPS-DILUTED>                                        0<F5>

<F1>
Includes all receivables included in "other assets" on the balance sheet.
<F2>
Represents total deficit of the General Partners (167,488) and equity of the
Limited Partners $36,911,269.
<F3>
Includes all revenue of the Partnership.
<F4>Includes operating expenses $524,601, real estate taxes of $304,458 and depreciation expense of$498,150.
<F5>Net income allocated $5,542 to the General Partners and $271,578 to the Limited
Partners for the three months ended March, 31, 1997.  Average net income is
$.07 per unit 4,000,000 units outstanding.

